Exhibit 10.7
     Execution Copy
TERM FACILITY SECURITY AGREEMENT
Dated as of January 31, 2008
From
DANA HOLDING CORPORATION,
— and —
the other Grantors referred to herein
as Grantors
to
CITICORP USA, INC.,
as Collateral Agent

i
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ii

Schedules

Schedule I	—	Investment Property
Schedule II	—	Pledged Deposit Accounts/Securities Accounts
Schedule III	—	Intellectual Property
Schedule IV	—	Commercial Tort Claims
Schedule V	—	Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Schedule VI	—	Changes in Name, Location, Etc.
Schedule VII	—	Locations of Equipment and Inventory
Schedule VIII	—	Letters of Credit

Exhibits

Exhibit A	—	Form of Term Facility Security Agreement Supplement
Exhibit B	—	Form of Intellectual Property Term Facility Security Agreement
Exhibit C	—	Form of Intellectual Property Term Facility Security Agreement Supplement
Exhibit D	—	Form of Mexican Depository Letter
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TERM FACILITY SECURITY AGREEMENT
          TERM FACILITY SECURITY AGREEMENT, dated as of January 31, 2008 (this “Agreement”), made by DANA HOLDING CORPORATION (the “Borrower”), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 24) (the Borrower, the Persons so listed and the Additional Grantors being, collectively, the “Grantors”), to CITICORP USA, INC., as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement (as hereinafter defined), the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
PRELIMINARY STATEMENTS.
          1. The Borrower and the Guarantors (as defined in the Credit Agreement) have entered into a Term Credit and Guaranty Agreement, dated as of January 31, 2008 (said agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Lenders and the Agents (each as defined therein).
          2. Each Grantor is the owner of the shares of issued and outstanding stock or other Equity Interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Part I of Schedule I hereto and issued by the Persons named therein.
          3. Each Grantor is the creditor with respect to the indebtedness (the “Initial Pledged Debt”) owed to such Grantor set forth opposite such Grantor’s name on and as otherwise described in Part II of Schedule I hereto and issued by the obligors named therein
          4. Each Grantor is the owner of the deposit accounts (together with any deposit accounts as to which such Grantor has complied with the requirements of Section 5(a), the “Pledged Deposit Accounts”) set forth opposite such Grantor’s name on Schedule II hereto; provided that the term “Pledged Deposit Accounts” shall not include the Excluded Accounts.
          5. Each Grantor is the owner of the securities accounts (the “Securities Accounts”) set forth opposite such Grantor’s name on Schedule II hereto.
          6. Each Grantor is the beneficiary under certain letters of credit as described opposite such Grantor’s name on Schedule VIII hereto.
          7. It is a condition precedent to the making of Advances by the Lender Parties under the Credit Agreement and the entry into the Secured Hedge Agreements by the Hedge Banks from time to time that the Grantors shall have granted the security interest and made the pledge and assignment contemplated by this Agreement.
          8. Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.
          9. Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State
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of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. In addition, this Agreement and the terms used herein shall be subject to the rules of construction as set forth in Section 1.04 of the Credit Agreement.
          NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances under the Credit Agreement and to induce the Hedge Banks to enter into Secured Hedge Agreements from time to time, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:
          Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following personal property, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):
     (a) all equipment in all of its forms (but excluding motor vehicles), including, without limitation, all machinery, tools, furniture and fixtures, and all parts thereof and all accessions thereto, including, without limitation, computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);
     (b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof; (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, including, without limitation, computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);
     (c) all accounts (including, without limitation, health care insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clauses (d), (e) or (f) below, being the “Receivables,” and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);
     (d) the following (collectively, the “Security Collateral”):
     (i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, returns of capital, cash, instruments and other property from time to time received, receivable or otherwise
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distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all warrants, rights or options issued thereon or with respect thereto;
     (ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;
     (iii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor, in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto; provided that, notwithstanding anything elsewhere in this Agreement or any other Loan Document to the contrary, no Grantor shall be required to pledge any Equity Interests in (A) any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Code section 957(a) or (B) any domestic Subsidiary the sole assets of which consist of the Equity Interest of any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Code section 957(a) (together hereinafter, a “Controlled Foreign Corporation”) (or any Equity Interests in any entity that is treated as a partnership or a disregarded entity for United States federal income tax purposes and whose assets are substantially only Equity Interests in Foreign Subsidiaries that are Controlled Foreign Corporations (a “Flow-Through Entity”)) owned or otherwise held by such Grantor which, when aggregated with all of the other Equity Interests in such Controlled Foreign Corporation (or Flow-Through Entity) pledged by any Grantor, would result (or would be deemed to result for United States federal income tax purposes) in more than 65% of the total combined voting power of all classes of stock in a Controlled Foreign Corporation or Equity Interests in a Flow-Through Entity entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Internal Revenue Code) (the “Voting Foreign Stock”) being pledged to the Collateral Agent, on behalf of the Secured Parties, under this Agreement (although all of the shares of stock in a Controlled Foreign Corporation or Equity Interests in a Flow-Through Entity not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Internal Revenue Code) (the “Non-Voting Foreign Stock”) shall be pledged by each of the Grantors that owns or otherwise holds any such Non-Voting Foreign Stock therein) (any Equity Interests excluded pursuant to this proviso shall be referred to herein as the “Excluded Equity Interests”); provided further that, if, as a result of any change in the tax laws of the United States of America after the date of this Agreement, the pledge by such Grantor of any additional shares of stock in any such Controlled Foreign Corporation or Equity Interests in a Flow-Through Entity to the Collateral Agent, on behalf of the Secured Parties, under this Agreement would not result in an increase in the aggregate net consolidated tax liabilities or in the reduction of any loss carryforward, tax basis or other tax attribute, of the Borrower and its Subsidiaries, then, promptly after the change in such laws, all such additional shares of stock shall be so pledged under this Agreement;
     (iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the “Pledged Debt”) and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and
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other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;
     (v) the Securities Accounts, all security entitlements with respect to all financial assets from time to time credited to the Securities Accounts, and all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon or with respect thereto; and
     (vi) all other investment property (including, without limitation, all (A) securities (whether certificated or uncertificated), (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto;
(e) the following (collectively, the “Account Collateral”):
     (i) the Pledged Deposit Accounts and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalents), and all certificates and instruments, if any, from time to time representing or evidencing the Pledged Deposit Accounts;
     (ii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and
     (iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;
(f) the following (collectively, the “Intellectual Property Collateral”):
     (i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto (the “Patents”);
     (ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications until the earlier of (x) the filing of a statement of use therefore or (y) the issuance of a registration thereon, together, in each case, with the goodwill symbolized thereby) (the “Trademarks”);
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     (iii) all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content thereof, whether registered or unregistered (the “Copyrights”);
     (iv) all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and material relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing (the “Computer Software”);
     (v) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, the “Trade Secrets”), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;
     (vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule III hereto, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;
     (vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;
     (viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth in Schedule III hereto (the “IP Agreements”); and
     (ix) any and all claims for damages and injunctive relief for past, present and future infringements, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;
     (g) the commercial tort claims described in Schedule IV hereto with respect to the collateral described in clauses (a) through (f) above (together with any commercial tort claims as to which the Grantors have complied with the requirements of Section 15, the “Commercial Tort Claims Collateral”);
     (h) all books, records, account ledgers, data processing records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the collateral described in clauses (a) through (g) above; and
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     (i) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) of this Section 1) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash;
          provided that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an assignment or pledge to or grant of a security interest in any of the following Collateral (each, an “Excluded Asset”): (i) any Collateral to the extent (but only so long as) the granting of a security interest therein is prohibited by applicable law or regulation unless any applicable consents or waivers have been obtained, (ii) any Collateral excluded under the Credit Agreement (including, but not limited to, the Excluded Accounts), (iii) assets of any Excluded Subsidiary, (iv) leases (subject to compliance with the requirements set forth in the Credit Agreement), licenses, instruments and agreements to the extent that the pledge of such leases, licenses, instruments and agreements hereunder would violate the respective terms thereof or give a right of termination thereunder, (v) motor vehicles, (vi) any Excluded Equity Interests and (vii) any Collateral as to which the Administrative Agent determines, in its reasonable discretion at the request of the Borrower, that the costs of obtaining such a security interest, pledge or assignment are excessive in relation to the value of the security to be afforded thereby.
Section 2. Security for Obligations.
     (a) This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, the Secured Hedge Agreements and the Cash Management Obligations, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party.
     (b) Notwithstanding anything herein to the contrary, the Liens and security interest granted to the Collateral Agent hereunder for the benefit of the Secured Parties pursuant to this Agreement, and the exercise of any right or remedy by the Collateral Agent for the benefit of the Secured Parties hereunder, are subject to the provisions of that certain Intercreditor Agreement dated as of January 31, 2008 (the “Intercreditor Agreement”) among Citicorp USA, Inc., as Term Facility Collateral Agent (as defined in the Intercreditor Agreement), Citicorp USA, Inc., as Term Facility Administrative Agent (as defined in the Intercreditor Agreement), Citicorp USA, Inc., as Revolving Facility Collateral Agent and as Revolving Facility Administrative Agent (as defined in the Intercreditor Agreement), the Borrower and such other parties as may be added thereto from time to time in accordance with the terms thereof and as the Intercreditor Agreement may be amended or otherwise modified from time to time in accordance with the terms thereof. As between (i) the lender parties under that certain Revolving Facility Credit and Guaranty Agreement, dated as of January        , 2008, among the Borrower, the Guarantors party thereto, the lenders party thereto, and Citicorp USA, Inc., as administrative agent, and (ii) the Lender Parties under the Credit Agreement, in the event of any conflict between the terms of the Intercreditor
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Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
          Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
          Section 4. Delivery and Control of Security Collateral. Subject to the Intercreditor Agreement:
     (a) All certificates or instruments representing or evidencing Security Collateral (if certificated) shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent; provided that no Grantor shall be required to deliver an instrument representing Pledged Debt if the principal amount of such Pledged Debt is less than $1,000,000. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.
     (b) With respect to any Security Collateral that constitutes an uncertificated security that is at any time subject to Article 8 of the UCC and is not held in a Securities Account, the relevant Grantor will cause, to the extent permitted by applicable law, each issuer thereof that is a Subsidiary of such Grantor to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Security Collateral in a form and substance that is reasonably satisfactory to the Borrower and the Collateral Agent (such agreement being an “Uncertificated Security Control Agreement”).
     (c) With respect to (i) the Securities Accounts and (ii) any Security Collateral that constitutes a security entitlement as to which the financial institution acting as Collateral Agent hereunder is not the securities intermediary, the relevant Grantor will cause the securities intermediary with respect to each such account or security entitlement either (A) to identify in its records the Collateral Agent as the entitlement holder thereof or (B) to agree with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Borrower and Collateral Agent (a “Securities Account Control Agreement”); provided, however, that the Collateral Agent will (i) not give any such orders except after the occurrence and during the continuance of an Event of Default and (ii) upon cure (but not a partial cure) or waiver of any previously continuing Event of Default, the Collateral Agent shall take such action, at the expense of such Grantor, as shall be reasonably necessary to reconvey to such Grantor the right to give entitlement orders and instructions or directions to any issuer of uncertificated securities or securities intermediary.
     (d) Upon the request of the Collateral Agent following the occurrence and during the continuance of an Event of Default, each Grantor will notify each issuer of Securities Collateral
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(other than any other Loan Party) in which a security interest has been granted by it hereunder that such Securities Collateral is subject to the security interest granted hereunder.
     (e) Notwithstanding anything contained in this Section 4, so long as the Revolving Facility Collateral Agent (as defined in the Intercreditor Agreement) is acting as bailee and as agent for perfection on behalf of the Collateral Agent pursuant to the terms of the Intercreditor Agreement, any obligation of any Grantor in this Agreement that requires delivery of Collateral to, or the possession of Collateral with, the Collateral Agent shall be deemed complied with and satisfied in the event that such delivery of Collateral has been made to, or such possession of Collateral is with, the Revolving Facility Collateral Agent (as defined in the Intercreditor Agreement).
          Section 5. Maintaining the Account Collateral. So long as any Secured Obligations shall remain outstanding or any Lender shall have any Commitment, subject to the terms and provisions of the Intercreditor Agreement:
     (a) Each Grantor will maintain Pledge Deposit Accounts only with the financial institution acting as Collateral Agent hereunder or with a bank (a “Pledged Account Bank”) that has agreed with such Grantor and the Collateral Agent to comply with instructions originated by the Collateral Agent directing the disposition of funds in such deposit account without the further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Borrower and Collateral Agent (each, a “Deposit Account Control Agreement”); provided, however, that this Section 5(a) shall not apply to an Excluded Account or where the Collateral Agent is the bank. So long as an Event of Default has not occurred and is continuing, the Collateral Agent agrees that (i) it shall not issue any instructions to any Pledged Account Bank or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any deposit account and (ii) upon cure (but not a partial cure) or waiver of any previously continuing Event of Default, the Collateral Agent shall thereafter take such action, at the expense of such Grantor, as shall be reasonably necessary to reconvey to such Grantor the right to give instructions directing the disposition of funds credited to any such deposit account.
          Section 6. Release of Amounts. So long as no Event of Default shall have occurred and be continuing , the Grantors shall have the sole and exclusive right to direct the applicable Pledged Account Bank to pay and release, to the applicable Grantor or at its order or, at the request of such Grantor, to the Administrative Agent to be applied to the Obligations of the Grantors under the Loan Documents, such amount, if any, as is then on deposit in the Pledged Deposit Accounts.
          Section 7. Representations and Warranties. Each Grantor represents and warrants as follows:
     (a) As of the Closing Date, such Grantor’s exact legal name, chief executive office, type of organization, jurisdiction of organization and organizational identification number is as set forth in Schedule V hereto. Such Grantor has no trade names as of the Closing Date other than as listed on Schedule III hereto. Within the five years preceding the Closing Date, such Grantor has not changed its name, chief executive office, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule V hereto except as set forth in Schedule VI hereto.
     (b) Such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it free and clear of any Lien, claim, option or right of others, except for (x) Permitted Liens and (y) the security interest created under this Agreement or as permitted
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under the Credit Agreement. To the best of such Grantor’s knowledge, no valid or effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement.
     (c) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in Schedule VII hereto or at another location as to which such Grantor has complied with the requirements of Section 9(a). Such Grantor has exclusive possession and control of its Equipment and Inventory, other than Inventory stored at any leased premises or warehouse.
     (d) None of the Receivables is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent.
     (e) If such Grantor is an issuer of Security Collateral, such Grantor confirms that it has received notice of the security interest granted hereunder to the extent required under this Agreement.
     (f) The Pledged Equity of any Subsidiary which has been pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non assessable. The Pledged Debt pledged by such Grantor hereunder which has been issued by a Loan Party has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof, and if in an amount in excess of $1,000,000, is evidenced by one or more promissory notes (which promissory notes have been delivered to the Collateral Agent) and as of the Closing Date is not in default.
     (g) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule I hereto. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding in the principal amount indicated on Schedule I hereto.
     (h) As of the Closing Date, such Grantor has no investment property, other than the investment property listed on Schedule I hereto and additional investment property as to which such Grantor has complied with the requirements of Section 4.
     (i) Such Grantor has no deposit accounts, other than the Pledged Deposit Accounts listed on Schedule II hereto, Excluded Accounts, and additional Pledged Deposit Accounts as to which such Grantor has complied with the applicable requirements of Section 5.
     (j) Such Grantor is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule VIII hereto and additional letters of credit as to which such Grantor has complied with the requirements of Section 15.
     (k) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by such Grantor (to the extent such matter is governed by the laws of the United States, or a jurisdiction located therein), securing the payment of the Secured Obligations and when (i) financing statements and other filings, including, without limitation, filings with the United States Patent and Trademark Office or the United States Copyright Office, in appropriate form are filed in the applicable filing offices and (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with
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respect to which a security interest may be perfected only by possession or control, the Liens created by this Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected by such action under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens and other Liens created or permitted by the Loan Documents.
     (l) No governmental authorization, and no notice to or filing with, any governmental authority or other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature and second priority nature thereof set forth in the Intercreditor Agreement), to the extent such perfection is required hereunder and can be accomplished under applicable laws of the United States or any jurisdiction located therein (except for the filing of financing statements and continuation statements under the UCC, which financing statements have been or will be filed after the date hereof and, at such time, will be in full force and effect, the recordation of the Intellectual Property Security Agreements referred to in Section 12(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office, which agreements, once recorded, will be in full force and effect, and the actions described in Section 4 with respect to the Security Collateral, which actions have been taken (or will be taken subject to the Intercreditor Agreement) and are in full force and effect), or (iii) the exercise by the Collateral Agent or any Lender Party of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.
     (m) Except where failure to so comply would not be reasonably likely to have a Material Adverse Effect, the Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act and similar laws affecting such Grantor.
     (n) As to itself and its Intellectual Property Collateral, except where failure to so comply would not be reasonably likely to have a Material Adverse Effect:
     (i) The operation of such Grantor’s business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.
     (ii) Such Grantor is the exclusive owner of all right, title and interest in and to the Intellectual Property Collateral, or has a valid right to use, all Intellectual Property Collateral.
     (iii) The Intellectual Property Collateral set forth on Schedule III hereto includes all of the registered US patents, patent applications, domain names, US trademark and service mark registrations and applications, US copyright registrations and applications and IP Agreements owned by the Grantors as of the date hereof.
     (iv) To such Grantor’s knowledge, the Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part and is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.
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     (v) Such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in the Intellectual Property Collateral in full force and effect in the United States, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and recordation of any of its interests in the Copyrights with the U.S. Copyright Office except where Grantor has determined in its commercially reasonable business judgment that such actions would not be commercially reasonable in the circumstances. Such Grantor has used proper statutory notice in connection with its use of each patent, trademark and copyright in the Intellectual Property Collateral.
     (vi) To each Grantor’s knowledge, no claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or threatened in writing against such Grantor (A) based upon or challenging or seeking to deny or restrict the Grantor’s rights in or use of any of the Intellectual Property Collateral, (B) alleging that the Grantor’s rights in or use of the Intellectual Property Collateral or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (C) alleging that any Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement. To each Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates or conflicts with any Intellectual Property Collateral or the Grantor’s rights in or use thereof. Except as set forth on Schedule III hereto and for non-exclusive licenses granted in the ordinary course of business, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property Collateral. The consummation of the transactions contemplated by the Transaction Documents will not result in the termination or impairment of any of the Intellectual Property Collateral.
     (vii) With respect to each IP Agreement: (A) such IP Agreement is valid and binding and in full force and effect and represents the entire agreement between the respective parties thereto with respect to the subject matter thereof; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (D) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; (E) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such IP Agreement; and (F) neither such Grantor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.
     (viii) To each Grantor’s knowledge, (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of
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any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property.
     (ix) Except as set forth on Schedule III hereto, as of the Closing Date, no Grantor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.
     (o) Such Grantor has no commercial tort claims other than those listed in Schedule IV hereto and additional commercial tort claims as to which such Grantor has complied with the requirements of Section 16.
     Section 8. Further Assurances.
     (a) Each Grantor agrees that from time to time, at the expense of such Grantor and subject to the Intercreditor Agreement, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and maintain perfection of any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) upon the occurrence and during the continuance of an Event of Default, and upon the reasonable request of the Collateral Agent, mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Related Contract and, at the reasonable request of the Collateral Agent, each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (iii) execute or authenticate and file, or authorize the Collateral Agent to file, such financing or continuation statements, or amendments thereto and such other instruments or notices, as may be necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iv) at the request of the Collateral Agent, deliver to the Collateral Agent for benefit of the Secured Parties certificates representing Pledged Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (v) take all action reasonably necessary to ensure that the Collateral Agent has control of Collateral consisting of deposit accounts, electronic chattel paper, investment property and letter of credit rights as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC to the extent required hereunder; (vi) at the request of the Collateral Agent, take all necessary action to ensure that the Collateral Agent’s security interest is noted on any certificate of ownership related to any Collateral evidenced by a certificate of ownership; (vii) promptly upon request of the Collateral Agent, cause the Collateral Agent to be the beneficiary under all letters of credit with a face amount in excess of $1,000,000 that constitute Collateral, with the exclusive right to make all draws under such letters of credit, and with all rights of a transferee under Section 5-114(e) of the UCC; and (viii) promptly deliver to the Collateral Agent evidence that all other actions that the Collateral Agent may deem reasonably necessary in order
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to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement have been taken.
     (b) Each Grantor hereby authorizes the Collateral Agent to file one or more UCC financing statements or continuation statements, and amendments thereto, including, without limitation, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.
     (c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
Section 9. As to Equipment and Inventory.
          (a) Each Grantor will keep its Equipment and Inventory (other than Inventory sold in the ordinary course of business or is obsolete, slow-moving, non-conforming or unmerchantable or is identified as a write-off, overstock or excess by such Grantor or does not otherwise conform to the representations and warranties contained in the Loan Documents with respect to the Collateral) at the places therefor specified in Section 7(c) or, in the case of Equipment or Inventory with an aggregate value in excess of $1,000,000, upon 30 days’ prior written notice to the Collateral Agent, at such other places designated by such Grantor in such notice.
          (b) Each Grantor will cause its Equipment to be maintained and preserved, and cause each of its Subsidiaries to maintain and preserve, in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to do so could reasonably be expected not to have a Material Adverse Effect.
          (c) In producing its Inventory, each Grantor will comply with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act and similar laws affecting such Grantor, except where failure to so comply would not be reasonably likely to have a Material Adverse Effect.
Section 10. Insurance.
     (a) Each Grantor will, at its own expense, maintain insurance with respect to its Equipment and Inventory in accordance with the requirements of the Credit Agreement. Each policy of each Grantor for liability insurance shall provide for all losses to be paid on behalf of the Collateral Agent and such Grantor as their interests may appear. Each such policy shall in addition (i) name such Grantor and the Collateral Agent as additional insured parties or loss payees thereunder, as the case may be, (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Collateral Agent as their interest may appear under the additional insured or loss payee provision as the case may be notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provided that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iv) endeavor to provide that at least 10 days’ prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer otherwise, Grantor
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shall provide such notices. If an Event of Default has occurred and is continuing, each Grantor will, at the request of the Collateral Agent, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 9 and cause the insurers to acknowledge notice of such assignment.
     (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 10 may be paid directly to the Person who shall have incurred liability covered by such insurance.
     (c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Collateral Agent to the applicable Grantor. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent and shall, in the Collateral Agent’s sole discretion, (i) be released to the applicable Grantor or (ii) be held as additional Collateral hereunder or applied as specified in Section 20(b).
Section 11. Post-Closing Changes; Collections on Receivables and Related Contracts.
     (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or chief executive office from those set forth in Section 7(a) of this Agreement without first giving at least 30 days’ prior written notice to the Collateral Agent (or such shorter period of time as agreed to by the Collateral Agent) and each Grantor will take all action reasonably required by the Collateral Agent in connection therewith for the purpose of perfecting or protecting the security interest granted by this Agreement.
     (b) Each Grantor, at the Collateral Agent’s direction upon the occurrence and during the continuance of an Event of Default, will take such action as such Grantor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of the Receivables and Related Contracts of such Grantor; provided, however, that the Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify each Person obligated at any time to make payments to such Grantor for any reason (an “Obligor”) under any Receivables and Related Contracts of the assignment of such Receivables and Related Contracts to the Collateral Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables and Related Contracts, including, without limitation, those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence upon the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement (i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Receivables and Related Contracts of such Grantor shall be deemed to be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in a Pledged Deposit Account to be designated by Collateral Agent and either (A) released to such Grantor on the terms set forth in Section 6 if such Event of Default has been cured or waived or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 20(b) and (ii) such Grantor will not adjust, settle or
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compromise the amount or payment of any Receivable or amount due on any Related Contract, release wholly or partly any Obligor thereof or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Receivables and Related Contracts to any other indebtedness or obligations of the Obligor thereof.
     (c) The Collateral Agent shall have the right to make test verification of the Receivables (other than Receivables that any Loan Party is required to maintain as “classified”) in any manner and through any medium that it considers advisable in its reasonable discretion, and each Grantor agrees to furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith.
Section 12. As to Intellectual Property Collateral.
     (a) With respect to each item of Intellectual Property Collateral and until termination of this Agreement in accordance with its terms, each Grantor agrees to take, at its expense, all necessary steps in accordance with the exercise of such Grantor’s commercially reasonable business judgment in such Grantor’s ordinary course of business, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other applicable governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, as applicable. No Grantor shall, without the written consent of the Collateral Agent, abandon any Intellectual Property Collateral that is material to the use and operations of the Collateral or to the business, results of operations, or financial condition of such Grantor (each such Intellectual Property Collateral a “Material Intellectual Property Collateral”), discontinue use of any Trademark included in the Material Intellectual Property Collateral or abandon any right to file an application for patent, trademark, or copyright unless such Grantor shall have previously determined, in its reasonable business judgment, that such use or the pursuit or maintenance of such Material Intellectual Property Collateral is no longer desirable in the conduct of such Grantor’s business and that the loss thereof, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Collateral Agent.
     (b) Each Grantor agrees promptly to notify the Collateral Agent if such Grantor becomes aware (i) that any item of the Material Intellectual Property Collateral has become abandoned, placed in the public domain, invalid or unenforceable (other than as a result of the expiration of the statutory term for such Material Intellectual Property Collateral), or of any adverse determination or development regarding such Grantor’s ownership of any of the Material Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same to the extent the happening of such an event would reasonably be expected to materially and adversely affect the value or utility of the Intellectual Property Collateral, or (ii) of any adverse determination (including, without limitation, the institution of any proceeding in the
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U.S. Patent and Trademark Office or any court) regarding any item of the Material Intellectual Property Collateral.
     (c) In the event that any Grantor becomes aware that any item of Intellectual Property Collateral is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take commercially reasonable actions (unless failure to take such actions would not reasonably be expected to have a Material Adverse Effect), at its expense, to protect or enforce such Intellectual Property Collateral, including, without limitation, as Grantor or the Collateral Agent deems necessary or desirable in its reasonable business discretion, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.
     (d) Each Grantor shall take commercially reasonable actions to use proper statutory notice in connection with its use of each item of Material Intellectual Property Collateral owned by such Grantor as reasonably necessary to maintain such Grantor’s rights therein. No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Material Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.
     (e) Each Grantor shall take commercially reasonable actions which it or the Collateral Agent deems reasonable and appropriate under the circumstances to preserve and protect each item of its Material Intellectual Property Collateral, consistent in all material respects with the quality of the products or services as of the date hereof, and taking all steps reasonably necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.
     (f) With respect to the Intellectual Property Collateral, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance reasonably satisfactory to the Borrower and Collateral Agent (an “Intellectual Property Term Facility Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.
     (g) Each Grantor agrees that, should it obtain an ownership interest in or license to any item of the type set forth in Section 1(f) that is not on the Closing Date a part of the Intellectual Property Collateral, but otherwise would be part of the Intellectual Property Collateral if such Grantor had an ownership interest in or license to such item on the Closing Date (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability, or result in the cancellation, of such intent-to-use trademark applications under applicable federal law). Each Grantor shall give written notice to the Collateral Agent identifying any patents, patent applications, trademark and service mark registrations, trademark and service mark applications, copyright registrations, and copyright applications that are part of the After-Acquired Intellectual Property, and, such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an
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agreement substantially in the form of Exhibit C hereto or otherwise in form and substance reasonably satisfactory to and requested by the Collateral Agent (an “IP Term Facility Security Agreement Supplement”) covering such After-Acquired Intellectual Property for recording the security interest granted hereunder to the Collateral Agent in such After-Acquired Intellectual Property, which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property, to the extent perfection may be achieved by making such recordings. Notwithstanding any of the foregoing, each Grantor shall have no obligation to file any such instruments or statements for such After-Acquired Intellectual Property outside of the United States under this Section 13(g).
Section 13. Voting Rights; Dividends; Etc.
(a) So long as no Event of Default shall have occurred and be continuing:
     (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor which would impair the Pledged Collateral or which would be inconsistent in any material respect with or result in any violation of any provision of this Agreement or any other Loan Document or, without prior notice to the Collateral Agent, to enable or take any other action to permit any issuer of Pledged Equity to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Equity other than issuances, transfers and grants to a Grantor .
     (ii) Each Grantor shall be entitled to receive and retain any and all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Security Collateral, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Security Collateral (any of the foregoing, a “Distribution” and collectively the “Distributions”) paid in respect of the Security Collateral of such Grantor to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all Distributions paid or payable other than in cash (other than in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus) in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral, shall, except to the extent constituting Excluded Assets, be, and, subject to the limitations in the definition of “Collateral” shall be promptly delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be promptly delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).
     (iii) The Collateral Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such
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Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the Distributions that it is authorized to receive and retain pursuant to paragraph (ii) above.
(b) Upon the occurrence and during the continuance of an Event of Default:
     (i) All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 13(a)(i) shall, upon written notice to such Grantor by the Collateral Agent, cease and (y) to receive Distributions that it would otherwise be authorized to receive and retain pursuant to Section 13(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.
     (ii) All Distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 13(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).
     (iii) Promptly following the cure (but not a partial cure) or waiver of such Event of Default, the Collateral Agent shall return to each Grantor all cash and funds that the Collateral Agent has received pursuant to subsection (ii) of this clause (b) and that such Grantor is entitled to retain pursuant to Section 13(a)(ii) if such cash or funds have not been applied to repayment of the Secured Obligations.
     (c) Each Grantor shall not grant control over any investment property to any Person other than the Collateral Agent, except to the extent permitted pursuant to this Agreement.
Section 14. As to Letter-of-Credit Rights.
          (a) Each Grantor, by granting a security interest in its Receivables consisting of letter-of-credit rights to the Collateral Agent, intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all Related Contracts consisting of letters of credit of which it is or hereafter becomes a beneficiary or assignee. Upon the occurrence and during the continuance of an Event of Default, each Grantor will promptly use commercially reasonable efforts to cause the issuer of each letter of credit with a face amount in excess of $1,000,000 and each nominated person (if any) with respect thereto to consent to such Grantor’s assignment of the proceeds thereof pursuant to a consent in form and substance reasonably satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.
          (b) Upon the occurrence and during the continuance of an Event of Default, each Grantor will, promptly upon written request by the Collateral Agent, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letters of credit.
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          Section 15. Commercial Tort Claims. Each Grantor will promptly give notice to the Collateral Agent of any commercial tort claim that may arise after the Closing Date involving a claim or controversy in excess of $1,000,000 and will immediately execute or otherwise authenticate a supplement to this Agreement, and otherwise take all action reasonably necessary to subject such commercial tort claim to the security interest created under this Agreement.
          Section 16. Transfer and Other Liens; Additional Shares. Each Grantor agrees that it will (a) cause each issuer which is a Loan Party of the Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by such issuer, except to such Grantor or except as permitted by the Credit Agreement, and (b) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities except to the extent constituting Excluded Equity Interests.
          Section 17. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact (such appointment to cease upon the payment in full in cash of all the Secured Obligations), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Collateral Agent’s reasonable discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary to accomplish the purposes of this Agreement, including, without limitation:
     (a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 10,
     (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,
     (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and
     (d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of the rights of the Collateral Agent with respect to any of the Collateral.
          Section 18. Collateral Agent May Perform. Upon the occurrence and during the continuance of an Event of Default, if any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 20.
Section 19. The Collateral Agent’s Duties.
     (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the safe custody of any Collateral in its possession or in the possession of an Affiliate of the Collateral Agent or any designee (including without limitation, a Subagent) of the Collateral Agent acting on its behalf and the accounting for moneys actually received by it or its Affiliates hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls,
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conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent and any of its Affiliates or any designee (including without limitation, a Subagent) on its behalf shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession or in the possession of an Affiliate or any designee (including without limitation, a Subagent) on its behalf if such Collateral is accorded treatment substantially equal to that which it accords its own property.
     (b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each, a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder and pursuant to the terms hereof, with respect to such Collateral, and (iii) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.
Section 20. Remedies. If any Event of Default shall have occurred and be continuing:
     (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) to the extent permitted under such Grantor’s lease, occupy any premises where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any
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sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 20) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, subject to the Intercreditor Agreement, in the following manner:
     (i) first, paid ratably to each Agent for any amounts then owing to such Agent pursuant to Section 10.04 of the Credit Agreement or otherwise under the Loan Documents; and
     (ii) second, ratably paid to the Lenders for any amounts then owing to them, in their capacities as such, in respect of the Obligations under the Term Facility ratably in accordance with such respective amounts then owing to such Lenders, (2) paid to each Lender Party (or its applicable Affiliate) for any amounts then owing to such Lender Party (or such Affiliate) in respect of Secured Credit Card Obligations in an aggregate amount for all such obligations not to exceed $25,000,000 and (3) paid to each Lender Party (or its applicable Affiliate) for any amounts then owing to such Lender Party (or such Affiliate) in respect of Secured Hedge Agreements in an aggregate amount for all such obligations not to exceed the sum of $100,000,000 plus the unused amount, if any, under the foregoing clause (2) and Cash Management Obligations in an aggregate amount for all such obligations not to exceed the sum of $25,000,000, such excess amount of such Collateral shall be applied in accordance with the remaining order of priority set out in this Section 20.
     (iii) third, ratably to each Lender Party (or its applicable Affiliate) for any amounts then owing to such Lender Party (or such Affiliate), to the extent not included in clause (ii) above, in respect of all remaining Cash Management Obligations, obligations under Secured Hedge Agreements and Secured Credit Card Obligations.
     (c) Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be distributed pursuant to Section 3.2 of the Intercreditor Agreement.
     (d) All payments received by any Grantor under or in connection with the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).
     (e) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.
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     (f) The Collateral Agent may send to each bank, securities intermediary or issuer party to any Deposit Account Control Agreement, Securities Account Control Agreement or Uncertificated Security Control Agreement a “Notice of Exclusive Control” as may be defined in and under such Agreement.
     (g) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.
     (h) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 20, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral any information in its possession relating to such Security Collateral.
          Section 21. Maintenance of Records. Each Grantor will keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral, in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other material dealings concerning the Collateral. For the Collateral Agent’s further security, each Grantor agrees that the Collateral Agent shall have a property interest in all of such Grantor’s books and records pertaining to the Collateral and, upon the occurrence and during the continuation of an Event of Default, such Grantor shall deliver and turn over any such books and records to the Collateral Agent or to its representatives at any time on demand of the Collateral Agent.
          Section 22. Indemnity and Expenses.
     (a) Each Grantor severally agrees (to the extent not promptly reimbursed by the Borrower) to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”), pro rata, from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceedings or preparation of a defense in connection therewith) this Agreement, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s own gross negligence or willful misconduct of its affiliates, directors, officers, employees, advisors or agents. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 22(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Grantor, its directors, shareholders or creditors or any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Grantors also agree not to assert any claim against the Collateral Agent, any Secured Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the this Agreement.
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     (b) Each Grantor agrees to pay (to the extent not promptly reimbursed by the Borrower) within 30 days of demand (i) all reasonable, documented out-of-pocket costs and expenses of the Collateral Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, any consent or waiver under, or legal advice in respect of rights or responsibilities under, this Agreement and (ii) all reasonable, documented and out-of-pocket costs and expenses of the Collateral Agent in connection with the enforcement of (whether through negotiations, legal proceedings or otherwise) the Agreement.
          Section 23. Limitations on Liens on Collateral. Each Grantor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Liens permitted under Section 5.02(a) of the Credit Agreement and will defend the right, title and interest of the Collateral Agent in and to all of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever other than claims or demands arising out of Liens permitted under Section 5.02(a) of the Credit Agreement.
          Section 24. Amendments; Waivers; Additional Grantors; Etc.
     (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by each Grantor and the Collateral Agent, and then such waiver or consent (which consent shall not be unreasonably withheld, delayed or conditioned) shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
     (b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Term Facility Security Agreement Supplement”), such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Loan Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.
          Section 25. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier or other electronic transmission) and mailed, telecopied or otherwise delivered, in accordance with the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties.
          Section 26. Continuing Security Interest; Assignments Under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations and (ii) the Termination Date, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and permitted assigns. Without limiting the generality of the foregoing clause (c), subject to Section 10.07 of the Credit Agreement, any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any Eligible Assignee, and such Eligible Assignee shall thereupon become
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vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 10.07 of the Credit Agreement.
          Section 27. Release; Termination.
     (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents, the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that, except as permitted under Section 5.02(g) of the Credit Agreement, (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, at least three (3) Business Days prior to the date of the proposed release, a written request for release in reasonable detail describing the item of Collateral, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents; (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.06 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.06 of the Credit Agreement, and (iv) in the case of Collateral sold or disposed of, the release of a Lien created hereby will not be effective until the receipt by the Collateral Agent of the Net Cash Proceeds arising from the sale or disposition of such Collateral.
     (b) Upon the latest of (i) the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations which are not then due and payable), (ii) the Termination Date and (iii) the termination or expiration of all Letters of Credit, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense, approve, execute, assign, transfer and/or deliver to such Grantor such documents and instruments (including, but not limited to UCC termination financing statements or releases) as such Grantor shall reasonably request to evidence such termination.
          Section 28. Certain Provisions in Respect of Mexican Inventory. (a) For purposes of perfecting the first priority Lien and security interest on any Collateral held from time to time by any Mexican Depository in connection with the manufacture in Mexico of finished products by such Mexican Depository (the “Mexican Collateral”), each Grantor hereby pledges to the Collateral Agent, for itself and for the ratable benefit of the Secured Parties, as security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Mexican Collateral in accordance with paragraph IV of Article 334 of the Mexican General Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito).
     (b) Each Grantor and the Collateral Agent hereby appoints each Mexican Depository as depository of the Mexican Collateral. The parties hereto agree that each Mexican Depository may from time to time in the ordinary course of business receive and maintain possession of the Mexican Collateral for the purpose of manufacturing finished products for sale by such Grantor and shall act as depository for the benefit of the Collateral Agent, on behalf of itself and the Secured Parties, with respect to such Mexican Collateral, which shall at all times remain subject to the first priority Lien and security interest created hereunder. Each Grantor acknowledges and agrees that each Mexican Depository shall hold any and all Mexican Collateral in its control or possession for the benefit of Collateral Agent, on behalf of itself and the Secured Parties, and that
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each Mexican Depository shall act upon the instructions of the Collateral Agent without the further consent of such Grantor. The Collateral Agent agrees with the Grantors that it shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by any Grantor with respect to any Mexican Depository.
     (c) If an Event of Default has occurred and is continuing, the Collateral Agent shall be entitled, without the consent of any Grantor, to remove any Mexican Depository as depository and appoint a different depository. No Mexican Depository shall be released from its obligations hereunder, unless a replacement depository has been appointed in accordance with this Agreement and such replacement depository has assumed the obligations of such Mexican Depository hereunder, including without limitation, taking physical possession of the Mexican Collateral and executing the letter referred to in subsection (d) below.
     (d) Upon the request of the Collateral Agent, each Grantor shall deliver to the Collateral Agent, a letter from each Mexican Depository or any other entity acting as depository, acceptable to the Collateral Agent in substantially in the form of Exhibit J hereto.
     For purposes of this Section 28, “Mexican Depository” shall mean each Subsidiary of the Borrower domiciled in Mexico that is at any time in possession of Inventory owned by any Grantor and included in the calculation of Eligible Inventory, in each case in its capacity as depository of the Mexican Collateral, or any successor depository thereof.
          Section 29. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Agreement.
          Section 30. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
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          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

DANA HOLDING CORPORATION, as Borrower
By:	/s/ Kenneth A. Hiltz
	Name:	Kenneth A. Hiltz
	Title:	Chief Financial Officer

By:	/s/ Teresa L. Mulawa
	Name:	Teresa L. Mulawa
	Title:	Treasurer

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DANA LIMITED, as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Secretary

DANA AUTOMOTIVE SYSTEMS GROUP, LLC as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Secretary

DANA DRIVESHAFT PRODUCTS, LLC, as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Secretary

DANA DRIVESHAFT MANUFACTURING, LLC, as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Secretary

DANA LIGHT AXLE PRODUCTS, LLC, as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Secretary

DANA LIGHT AXLE MANUFACTURING, LLC, as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Secretary

DANA SEALING PRODUCTS, LLC, as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Secretary

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DANA SEALING MANUFACTURING, LLC, as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Secretary

DANA STRUCTURAL PRODUCTS, LLC, as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Secretary

DANA STRUCTURAL MANUFACTURING, LLC, as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Secretary

DANA THERMAL PRODUCTS, LLC, as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Secretary

DANA HEAVY VEHICLE SYSTEMS GROUP, LLC, as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Secretary

DANA COMMERCIAL VEHICLE PRODUCTS, LLC, as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Secretary

DANA COMMERCIAL VEHICLE MANUFACTURING, LLC, as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Secretary

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SPICER HEAVY AXLE & BREAK, INC., as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Vice President and Secretary

DANA OFF HIGHWAY PRODUCTS, LLC, as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Secretary

DTF TRUCKING, INC., as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Vice President and Secretary

DANA WORLD TRADE CORPORATION, as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Vice President and Secretary

DANA AUTOMOTIVE AFTERMARKET, INC., as a Grantor
By:	/s/ Marc S. Levin
	Name:	Marc S. Levin
	Title:	Vice President and Secretary

DANA GLOBAL PRODUCTS, INC., as a Grantor
By:	/s/ Rodney R. Filcek
	Name:	Rodney R. Filcek
	Title:	President

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CITICORP USA, INC., as Collateral Agent
By:	/s/ Dale F. Goncher
	Name:	Dale F. Goncher
	Title:	Vice President

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